Exhibit 99.5

Griffon Corporation Enters Agreement
to Form Joint Venture for AMES Australasia

NEW YORK, NEW YORK, June 8, 2026 – Griffon Corporation (NYSE: GFF) (the “Company” or “Griffon”) today announced it has entered into a definitive agreement to sell its AMES Australasia business to a joint venture it is forming with an investment group led by the management of AMES Australasia with support from Australian financial investors.

Under the terms of the agreement, Griffon will receive $185 million at closing and $50 million in a subordinated note in the joint venture. Griffon will hold a 49% equity interest in the joint venture post-closing. The remaining 51% ownership of the joint venture will be held by an investment group led and controlled by Simon Hupfeld, who upon closing will become the Executive Chairman of the business.

“This joint venture will best position AMES Australasia to serve its valued customers while generating both immediate and longer-term value for Griffon shareholders,” said Ronald J. Kramer, Chairman and CEO of Griffon. “We have confidence this management team, which has grown the business from a modest provider of wheelbarrows to a category leader in home and lifestyle products for consumers and professionals, will continue its long track record of exceptional performance.”

“We are thrilled to embark on this next chapter for our business and the people behind it,” said Mr. Hupfeld. “This joint venture gives us the platform to accelerate the growth of the business while continuing to benefit from our strong partnership with Griffon. We are deeply committed to our customers, our people, our suppliers and the communities we serve, and we look forward to building on the strong foundation we have established together.”

The joint venture will be financed through committed debt financing, equity from the joint venture partners, and the Griffon subordinated note. This transaction is subject to customary closing conditions and is expected to be completed by Griffon’s fiscal year ending in September 2026.

Goldman Sachs & Co. LLC acted as financial advisor to Griffon and provided committed debt financing for the joint venture. Houlihan Lokey Capital, Inc. acted as financial advisor to Griffon’s Board. Clayton Utz acted as legal counsel to Griffon. Ashurst Australia acted as legal counsel to the investment group led by the management of AMES Australasia.

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Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, the industries in which Griffon Corporation (the “Company” or “Griffon”) operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “achieves,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings and improved operational results from cost control, restructuring, integration and disposal initiatives; the ability to identify and successfully consummate, and integrate, value-adding acquisition opportunities; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; increases in the cost or lack of availability of raw materials such as steel, resin and wood, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon’s operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events or military conflicts that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including inflation, interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain of Griffon’s operating companies; possible terrorist threats and actions and their impact on the global economy; effects of possible IT system failures, data breaches or cyber-attacks; the impact of pandemics on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers; Griffon’s ability to service and refinance its debt; and the impact of recent and future legislative and regulatory changes, including, without limitation, changes in tax laws. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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About Griffon Corporation

Griffon Corporation is a leading provider of residential and commercial building products. The Company is the largest North American manufacturer and marketer of garage doors under the Clopay, IDEAL and Holmes brands, and rolling steel door and grille products under the Clopay, Cornell, and Cookson brands. The Company is also a leading provider of residential, industrial, and commercial ceiling fans sold under the Hunter, Casablanca, and Jan Fan brands.

The AMES North America, Australia, and United Kingdom businesses are classified as discontinued operations.

For more information on Griffon, please see the Company’s website at www.griffon.com.

Company Contact:	Investor Relations Contact:
Brian G. Harris	Tom Cook
EVP & Chief Financial Officer	Managing Director
Griffon Corporation	ICR Inc.
(212) 957-5000	(203) 682-8250
IR@griffon.com
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